Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	B2Gold Corp.
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/29/2025
Reporting Entity ESTMA Identification Number	E750687		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	B2Gold Back River Corp. E687109

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Michael Cinnamond				Date	5/29/2025
Position Title	SVP Finance and CFO

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	B2Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E750687
Subsidiary Reporting Entities (if necessary)	B2Gold Back River Corp. E687109

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Canada				200,000					200,000
Canada	Government of Nunavut				5,630,000					5,630,000
Colombia	Community of San Roque		120,000						3,640,000	3,760,000	Infrastructure Improvement Payments includes $1,620,000 of in-kind contributions valued at cost mainly for resettlement costs around the Community
Colombia	Government of Colombia	Environmental National Fund			120,000					120,000
Colombia	Government of Colombia	National Police							340,000	340,000	Infrastructure Improvement Payments includes $340,000 of in-kind contributions valued at cost
Mali	Community of Kenieba				390,000				770,000	1,160,000	Infrastructure Improvement Payments includes $770,000 of in-kind contributions valued at cost related to Community Development Program expenditures for various community programs
Mali	Government of Mali	Customs Department			72,060,000					72,060,000
Mali	Government of Mali	Land Department		40,390,000				37,940,000		78,330,000
Mali	Government of Mali	Tax Department of Major Enterprises	193,770,000	34,240,000	22,720,000			107,590,000		358,320,000
Mali	Government of Mali	Trade Department			330,000					330,000
Namibia	Government of Namibia	Ministry of Mines and Energy		13,700,000						13,700,000
Namibia	Government of Namibia	Ministry of Finance Customs & Excise		4,660,000	270,000					4,930,000
Namibia	Government of Namibia	Ministry of Finance Receiver of Revenue	103,160,000							103,160,000
Namibia	Government of Namibia	Ministry of Education, Arts & Culture							250,000	250,000	Infrastructure Improvement Payments includes $250,000 of in-kind contributions valued at cost related to Community Development Program expenditures for various community programs
Namibia	Government of Namibia	Ministry of Health and Social Services							320,000	320,000	Infrastructure Improvement Payments includes $320,000 of in-kind contributions valued at cost related to Community Development Program expenditures for various community programs
Namibia	Government of Namibia	Ministry of Urban and Rural Development							280,000	280,000	Infrastructure Improvement Payments includes $280,000 of in-kind contributions valued at cost related to Community Development Program expenditures for various community programs
Philippines	Government of Philippines	Department of Environment and Natural Resources Mines and Geosciences Bureau							3,410,000	3,410,000

Infrastructure Improvement Payments includes $3,410,000 of in-kind contributions valued at cost related to Social Development and Management Program ("SDMP") expenditures for various community programs

Philippines	Puro Barangay		120,000						440,000	560,000

Infrastructure Improvement Payments includes $440,000 of in-kind contributions valued at cost related to Social Development and Management Program ("SDMP") expenditures for various community programs.

Barangay is the smallest unit of administrative division in the Philippines, the closest approximate translation of Barangay in English would be neighbourhood, or community or village.

Philippines	Municipality of Aroroy	Municipal Treasurer of Aroroy	3,110,000		10,000					3,120,000
Philippines	City of Makati	City Treasury of Makati	140,000							140,000
Philippines	Government of Philippines	Bureau of Customs	620,000		90,000					710,000
Philippines	Government of Philippines	Bureau of Internal Revenue	29,350,000	17,570,000	540,000					47,460,000
Philippines	Province of Masbate	Provincial Treasurer of Masbate	870,000							870,000

Additional Notes:

General Notes:

Note 1:

All payments have been reported in B2Gold's Reporting Currency which is in US dollars. Payments denominated in currencies other than USD are translated at the exchange rate at the date of the transaction with the following exchange rate ranges:

• Canada: translated at exchange rates between CAD/USD 0.6928385 and 0.7580235

• Colombia: translated at exchange rates between COP/USD 0.0002230 and 0.0002656

• Namibia: translated at exchange rates between NAD/USD 0.0517431 and 0.0584843

• Mali: translated at exchange rates between CFA/USD 0.0015779 and 0.0017057

• Philippines: translated at exchange rates between PHP/USD 0.0169210 and 0.0180636

Note 2:

Payments under the 'Fees' column mostly relate to Import Fees and Duties paid for the importation of goods used for mining.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	B2Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E750687
Subsidiary Reporting Entities (if necessary)	B2Gold Back River Corp. E687109
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Back River	-	-	5,830,000	-	-	-	-	5,830,000
Colombia	Gramalote	120,000	-	120,000	-	-	-	3,980,000	4,220,000	Infrastructure Improvement Payments includes $1,960,000 of in- kind contributions valued at cost mainly for resettlement costs around the Community
Mali	Fekola	193,430,000	74,630,000	94,220,000	-	-	145,530,000	770,000	508,580,000	Infrastructure Improvement Payments includes $770,000 of in- kind contributions valued at cost related to Community Development Program expenditures for various community programs
Mali	Fekola Regional	340,000	-	1,280,000	-	-	-	-	1,620,000
Namibia	Otjikoto	103,160,000	18,360,000	270,000	-	-	-	850,000	122,640,000	Infrastructure Improvement Payments includes $850,000 of in- kind contributions valued at cost related to Community Development Program expenditures for various community programs
Philippines	Masbate	34,210,000	17,570,000	640,000	-	-	-	3,850,000	56,270,000

Infrastructure Improvement Payments includes $3,850,000 of in- kind contributions valued at cost related to Social Development and Management Program ("SDMP") expenditures for various community programs

Additional Notes[3]:

General Notes:

Note 1:

All payments have been reported in B2Gold's Reporting Currency which is in US dollars. Payments denominated in currencies other than USD are translated at the exchange rate at the date of the transaction with the following exchange rate ranges:

• Canada: translated at exchange rates between CAD/USD 0.6928385 and 0.7580235

• Colombia: translated at exchange rates between COP/USD 0.0002230 and 0.0002656

• Namibia: translated at exchange rates between NAD/USD 0.0517431 and 0.0584843

• Mali: translated at exchange rates between CFA/USD 0.0015779 and 0.0017057

• Philippines: translated at exchange rates between PHP/USD 0.0169210 and 0.0180636

Note 2:

Payments under the 'Fees' column mostly relate to Import Fees and Duties paid for the importation of goods used for mining.